Exhibit 107
Calculation of Filing Fee Table
FORM
S-3
(Form Type)
Zurn Elkay Water Solutions Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fes to be Paid	1	Equity	Common Stock $.01 par value per share	457(r)				0.0001531

Fes to be Paid	2	Equity	Preferred Stock, $.01 par value per share	457(r)				0.0001531

Fes to be Paid	3	Equity	Common Warrants	457(r)				0.0001531

Fes to be Paid	4	Equity	Preferred Warrants	457(r)				0.0001531

Fes to be Paid	5	Equity	Rights	457(r)				0.0001531

Fes to be Paid	6	Equity	Depositary Shares	457(r)				0.0001531

Fes to be Paid	7	Equity	Units	457(r)				0.0001531

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

Total Offering Amounts							$0		$0

Total Fees Previously Paid:									$0

Total Fee Offsets									$0

Net Fee Due									$0
(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In addition, securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder. In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), Zurn Elkay Water Solutions Corporation (the “Registrant”) is deferring payment of the registration fee. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)	See Note 1.
(3)	See Note 1.
(4)	See Note 1.
(5)	See Note 1.
(6)	See Note 1.
(7)	See Note 1.
(8)	See Note 1.